Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We have issued our report dated November 30, 2005, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Integral Systems Inc. on Form 10-K for the year ended September 30, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Integral Systems Inc. on Forms S-8.

/s/ Grant Thornton LLP

McLean, Virginia

May 5, 2008